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         Standard Form of INDUSTRIAL/BUSINESS PARK LEASE Developed by
       PORTLAND METROPOLITAN ASSOCIATION OF BUILDING OWNERS AND MANAGERS

                        INDUSTRIAL/BUSINESS PARK LEASE
                                     (NNN)

1.1  BASIC LEASE TERMS.

     a. DATE OF LEASE EXECUTION:

     b. TENANT:  DEANCO ACA MANUFACTURING, INC.
        Trade Name:
        Address (Leased Premises):  Building 1, Murray Business Center
                                    3601 SW Murray Blvd., Beaverton, OR 97006
        Address (For Notices): Following possession, at the Premises; prior to possession,
                               3101 S.W. 153RD DRIVE, #304, BEAVERTON, OR 97006,
                               Attn: Dan Duggan
     c. LANDLORD:  Murray Center Venture
        Address (For Notices):  255 S.W. Harrison Street, No. GA6
                                Portland, Oregon 97201
     d. TENANT'S USE OF PREMISES:  General office use only

     e. PREMISES AREA:  Approximately 30,230 rentable square feet

     f. PROJECT AREA:  Approximately 335,000 rentable square feet

     g. AGREED UPON PREMISES PERCENT OF PROJECT:     N/A

     h. TERM OF LEASE: Commencement Date:  See Addendum Section 34.1
                       Expiration:
                       Number of Months:   72

     i. BASE MONTHLY RENT: $     See rent schedule in Addendum Section 1.1f

     j. RENT ADJUSTMENT:    See rent schedule in Addendum

                Effective Date of             New Base
                  Rent Increase             Monthly Rent
              ---------------------     ---------------------
               ______________, 19___       $______________
               ______________, 19___       $______________
               ______________, 19___       $______________
               ______________, 19___       $______________
               ______________, 19___       $______________

     k. ANNUAL EXPENSES:    See Addendum Section 4.3

     l. PREPAID RENT: $     14,510

     m. TOTAL SECURITY DEPOSIT: $     16,021

     n. BROKER(S):  Cushman & Wakefield of Oregon, Inc. and Greg Hume
                    Properties

     o. GUARANTORS:    N/A

2.1  PREMISES.

     Landlord leases to Tenant the premises described in Section 1.1 and in Exhibit A (the "Premises"), located in the project described on Exhibit B (the "Project"). Landlord shall modify Tenant's percentage of the Project as set forth in Section 1.1 if the Project size is increased or decreased, as the case may be, through the development of additional property or the deletion of a portion of the Project. Landlord shall give Tenant five (5) days notice prior to the date that the Premises are ready for occupancy. Within five (5) days after Tenant receives Landlord's notice that the Premises are ready for occupancy, Landlord and Tenant shall inspect the Premises and prepare a "punchlist" of items to be completed. The existence of "punchlist" items shall not postpone the commencement date of this Lease Agreement. By taking occupancy of the Premises, Tenant acknowledges that it has examined the Premises and accepts the

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     Premises in their then present condition, subject only to any work which
     Landlord has agreed to perform as set forth on the "punchlist" and on Exhibit E.

     (1) Landlord shall deliver the Premises to Tenant clean and free of debris on the commencement date and Landlord warrants to Tenant that the Premises shall be in good operating condition on the commencement date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation.

3.1  TERM.

     The term of this Lease is for the period set forth in Section 1.1, commencing on the date in Section 1.1. If the Landlord, for any reason, cannot deliver possession of the Premises to Tenant upon the scheduled commencement date set forth in Section 1.1, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, Landlord shall deliver possession of the Premises as soon as practicable and the commencement date shall be the date of such delivery with the term of the Lease remaining unchanged, and all other terms and conditions of this Lease remaining in full force and effect. However, if Landlord is delayed in delivering possession to Tenant for any reason attributable to Tenant Delays (as defined in the Work Letter Agreement attached hereto), this Lease (including the obligation to pay all rents) shall commence on the scheduled commencement date set forth in Section 1.1 above. If Landlord, for any reason not attributable to Tenant, is unable to deliver possession of the Premises within ninety (90) days following the scheduled commencement date, either party may terminate this Lease by written notice given within ten
     (10) days following expiration of such period.

4.1  RENT.

     Base Monthly Rent. Tenant shall pay to Landlord base monthly rent in the initial amount in Section 1.1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent"); provided, however, the Base Monthly Rent for the first month of the term shall be paid upon execution of this Lease. All charges and sums due from Tenant to Landlord hereunder shall be deemed rent.

4.2  RENT ADJUSTMENT.

     If Section 1.1j is applicable, Base Monthly Rent shall be increased periodically to the amounts and at the times set forth in Section 1.1j.

4.3  EXPENSES.

     The purpose of this Section is to ensure that Tenant bears a share of all Expenses reasonably related to the use, maintenance, ownership, repair or replacement, and insurance of the Project. Accordingly, beginning on the commencement date, Tenant shall commence the payment of Expenses. See Addendum Section 4.3.

4.4  RENT WITHOUT OFFSET AND LATE CHARGE.

     All rent shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section 1.1, or such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America. All rent due for any partial month shall be prorated at the rate of 1/30th of the total monthly rent per day.
     Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to Landlord an additional sum equal to 7% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any default. Additionally, all such delinquent rent not paid within five (5) days of when due, or other sums, plus this late charge, shall bear interest at the prime rate of Key Bank of Oregon, plus 2%, on a fully floating basis (herein the "Default Rate"), from the date first due until the date paid in full. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of rent or other sums due by money order or cashier's check.

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5.1  PREPAID RENT.

     Upon the execution of the Lease, Tenant shall pay to Landlord the prepaid rent set forth in Section 1.1, and if Tenant is not in default of any provisions of this Lease, such prepaid rent shall be applied toward the Base Monthly Rent due for the first month of the term (or the first month following any Base Monthly Rent abatement period, if applicable). Upon a default by Tenant prior to such application, Landlord shall have the right, without waiver of the default or prejudice to other remedies, to use the prepaid rent or any of it to cure the default or to compensate Landlord for all or any damages resulting from the default. Landlord's obligations with respect to the prepaid rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid rent with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the prepaid rent. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid rent; however, such endorsement and cashing shall constitute Landlord's acceptance of this Lease.

6.1  DEPOSIT.

     Upon execution of this Lease, Tenant shall deposit the security deposit set forth in Section 1.1 with Landlord as security for the performance by Tenant of the provisions of this Lease. Upon a default by Tenant, Landlord shall have the right, without waiver of the default or prejudice to other remedies, to use the security deposit or any portion of it to cure the default or to compensate Landlord for any damages resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord to maintain the security deposit in the amount initially deposited with Landlord. In no event will Tenant have the right to apply any part of the security deposit to any rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire security deposit to Tenant, except for the portion designated in Section 1.1, if any, which Landlord shall retain as a non-refundable cleaning fee. Landlord's obligations with respect to the deposit are those of a debtor and not of a trustee, and Landlord can commingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the deposit. Landlord shall be entitled to immediately endorse and cash Tenant's security deposit; however, such endorsement and cashing shall constitute Landlord's acceptance of this Lease. If Landlord sells its interest in the Premises during the term hereof and deposits with or credits to the purchaser the unapplied portion of the security deposit, thereupon Landlord shall be discharged from any further liability or responsibility with respect to the security deposit.

7.1  USE OF PREMISES AND PROJECT FACILITIES.

     Tenant shall use the Premises solely for the purposes set forth in Section
     1.1 and for no other purpose without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant. Tenant shall promptly and at all times comply with all federal, state and local statutes, laws, ordinances, orders and regulations affecting or resulting from Tenant's use of the Premises and the Project (herein "Laws"), as well as all master plans, restrictive covenants, and also any rules and regulations that Landlord may reasonably adopt from time to time. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.

8.1  SIGNAGE.

     All signage shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Tenant shall place no window covering (E.G., shades, blinds, curtains, drapes, screens, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant. See Addendum
     Section 8.

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9.1  PERSONAL PROPERTY TAXES.

     Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

10.1 PARKING.

     Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a nonexclusive license to use the designated parking areas in the Project for the use of motor vehicles during the term of this Lease. Landlord reserves the right at any time to grant similar nonexclusive use to other tenants, to make rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant and to make changes in the parking layout from time to time.

11.1 UTILITIES.

     Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises. Landlord reserves the right to install separate meters or other monitoring systems for any such utility and to charge Tenant for the cost of such installation.

12.1 MAINTENANCE.

     Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including without limitation, those portions of the systems lying outside the Premises, exterior doors (excluding glass), window frames, gutters and downspouts on the Building. Except as provided above, Tenant shall maintain the Premises in good condition, including, without limitation, maintaining and repairing all walls, floors, ceilings, interior doors, exterior and interior windows and fixtures as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds. Nothing herein shall excuse Tenant from financial responsibility for property damage or needed repairs or maintenance caused by Tenant or Tenant's agents. See Addendum Section 12.1.

13.1 ALTERATIONS.

     (1) Tenant shall not make any alterations to the Premises that can be seen from the exterior of the Premises, to any utility system within the Premises or to any structural element of the Premises without Landlord's prior written consent in each instance. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the Premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may at the time of giving its consent, elect to require Tenant to remove any alterations which Tenant may make to the Premises. If Landlord so elects, at its own cost Tenant shall restore the Premises to the original condition, reasonable wear and tear excepted, before the last day of the term or within 30 days after notice of its election is given, whichever is later.

     (2) Any request for Landlord's consent to alterations shall be made at least thirty (30) days before any work may be commenced and shall be accompanied by (i) detailed and costed plans and specifications for all alterations, and (ii) Tenant's written agreement to provide, upon completion of work, a complete set of as-built plans and specifications. Landlord may withhold consent, in its reasonable discretion and may issue such consent subject to conditions. All alterations shall be constructed only after obtaining Landlord's prior written consent and only in conformity with all Laws. The issuance of Landlord's consent shall not be a waiver of Tenant's obligation to comply with all Laws, nor Landlord's opinion that such alterations are in compliance with all Laws.

     (3) Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with the plans and specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project.

     (4) Tenant shall pay all costs for construction of alterations and shall keep the Premises and the Project free and clear of all liens which may result from work by third parties authorized by

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          Tenant.  If any such lien is filed, the same shall be an event of default hereunder if Tenant fails to remove such lien within ten (10) days of the filing thereof.

14.1 RELEASE AND INDEMNITY.

     As material consideration to Landlord, Tenant agrees that except for acts of active negligence or wilful misconduct, Landlord and Landlord's partners, shareholders, officers, directors, employees and agents (collectively the "Protected Parties") shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, and Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord's active negligence, wilful misconduct, or breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. Tenant shall defend, indemnify and hold Landlord and all other Protected Parties harmless from all claims, losses, causes of action, costs and expenses, and damages arising out of (a) any damage to any person or property occurring in the Premises, (b) use by Tenant or its agents of the Premises and/or the Project or other properties of Landlord, and/or (c) Tenant's breach or violation of any term of this Lease.

15.1 INSURANCE.

     Tenant, at its cost, shall maintain public liability and property damage insurance and products liability insurance with a single combined liability limit of $1,000,000, insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises. Public liability insurance, products liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 14.1. Landlord shall be named as an additional insured and the policy shall contain cross-liability endorsements. On all its personal property, at its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on all Tenant's improvements and alterations in or about the Premises, to the extent of at least 100% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations. All insurance required to be provided by Tenant under this Lease shall release Landlord and the other Protected Parties from any claims for damage to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under any insurance policy carried by Tenant and in force at the time of such damage. All insurance required to be provided by Tenant under this Lease: (a) shall be issued by insurance companies authorized to do business in the state in which the Premises are located; (b) be reasonably acceptable to Landlord;
     (c) shall be issued as a primary policy; and (d) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 10 days of execution of this Lease. Tenant's failure to provide evidence of such coverage to Landlord may, in Landlord's sole discretion, constitute a default under this Lease.

16.1 DESTRUCTION.

     If during the term, the Premises or Project is more than 25% destroyed (based upon replacement cost) from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If Landlord does not elect to terminate this Lease, and if, in Landlord's estimation, the Premises cannot be restored within 180 days following such destruction, the Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days of receipt of Landlord's notice. If Landlord does not terminate this Lease and if in Landlord's estimation the Premises can be restored within 180 days, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Base Monthly Rent between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises; provided, there shall be no abatement if such damage is the result of Tenant's negligence or wrongdoing and the damage is an uninsured loss. Tenant shall not be entitled to any damages or compensation for loss of use or any inconvenience occasioned by damage or any repair or restoration. See Addendum Section 16.1.

17.1 CONDEMNATION.

     (1) Definitions. The following definitions apply: (1) "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "Date of Taking" means the date the condemnor has the right to possession of the property being condemned; (3) "Award" means all compensation, sums or anything of value awarded, paid or

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          received on a total or partial condemnation; and (4) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having a power of condemnation.

     (2) Obligations to Be Governed by Lease. If during the term of the Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

     (3) Total or Partial Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the Date of Taking. If any portion of the Premises is taken by Condemnation, this Lease shall terminate as to the part so taken as of the Date of Taking, but shall in all other respects remain in effect, except that Tenant can elect to terminate this Lease if in Tenant's estimation the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the Condemnation have been fully determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of its date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the Date of Taking the Base Monthly Rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the Date of Taking.

     (4) Landlord's Election. Notwithstanding anything herein to the contrary, if the Project or any portion thereof is taken by Condemnation and the portion taken does not, in Landlord's sole judgment, feasibly permit the continuation of the operation of the Project by Landlord, then Landlord shall have the right to terminate this Lease by written notice given within thirty (30) days following the Date of Taking.

     (5) Award. Tenant shall have no right or claim to all or any portion of the Award; provided this shall not limit Tenant's right to seek and to receive compensation for relocation expenses or the value of its personal property taken, so long as receipt of such compensation does not decrease the Award otherwise payable to Landlord.

18.1 ASSIGNMENT OR SUBLEASE.

     Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent (see Addendum Section 18.1).
     Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other or to a third party shall be deemed a voluntary assignment. All rent received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord under this Lease (allocated on a square footage basis in cases of partial subleasing) shall be paid to Landlord, and any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $400 as Landlord's reasonable attorneys' fees incurred in connection with such request. No interest of Tenant in this Lease shall be assigned by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:
     (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease and is not removed within thirty (30) days or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

19.1 DEFAULT.

     The occurrence of any of the following shall constitute a default by
     Tenant: (a) A failure to pay rent or other charge within five (5) days of when due; or (b) Failure to perform any other provision of this Lease.

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20.1 LANDLORD'S REMEDIES.

     (1) Landlord shall have the following remedies if Tenant is in default. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law. Landlord may terminate this Lease and/or Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of this Lease. Upon termination of this Lease or of Tenant's right to possession, Landlord has the right to recover from
          Tenant: (1) The worth of the unpaid rent that had been earned at the time of such termination; (2) The worth of the amount of the unpaid rent that would have been earned after the date of such termination, less the amount of lost rent that Tenant proves could have been reasonably avoided; and (3) Any other amount, including court, attorney and collection costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. "The Worth" as used for Item 20.1(1) in this Paragraph is to be computed by allowing interest at the Default Rate. "The worth" as used for Item 20.1(2) in this Paragraph is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession.

     (2) All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving such default or any other right or remedy, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Default Rate from the date of expenditure by Landlord, shall be payable to Landlord on demand.

21.1 ENTRY ON PREMISES.

     Landlord and its authorized representatives shall have the right to enter the Premises at any time, in the case of an emergency, and upon reasonable notice, at all reasonable times for any of the following purposes: (a) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) To do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) To post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default; (d) To show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the term; or (e) To repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Section. Landlord shall conduct its activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

22.1 SUBROGATION.

     Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease

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     with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust.  See Addendum Section 22.1.

     Tenant, within ten days from notice from Landlord, shall execute and deliver to Landlord, in recordable form, certificates stating that this Lease is not in default, is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. This certificate should also state the amount of current monthly rent, the dates to which rent has been paid in advance, the amount of any security deposit and prepaid rent, and such other matters as Landlord may request. Failure to deliver this certificate to Landlord within ten days shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord. In addition, in connection with any sale or financing involving the Premises, Tenant shall deliver to Landlord, within twenty (20) days of request by Landlord, a current unaudited financial statement of Tenant and of each guarantor.

23.1 NOTICE.

     Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and either served personally or sent by prepaid certified first class mail, addressed as set forth in Section 1.1. Either party may change its address by notification to the other party. Notice shall be deemed to be communicated 48 hours from the time of such mailing, or upon the time of service as provided in this Section.

24.1 WAIVER.

     No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy to be constructed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

25.1 SURRENDER OF PREMISES; HOLDING OVER.

     Upon expiration of the term or the termination of this Lease or of Tenant's right of possession, Tenant shall surrender to Landlord the Premises and all tenant improvements and alterations (except alterations which Tenant has the right or obligation to remove) in good condition, except for ordinary wear and tear provided that Tenant shall not be required to reconfigure the Premises to its original condition. Tenant shall remove all personal property including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storage, removal or disposal of Tenant's personal property. If Tenant fails to surrender the Premises upon the expiration of the term, or upon the termination of this Lease or of Tenant's right of possession, Tenant shall defend, indemnify and hold Landlord harmless from all resulting loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure. See Addendum Section 25.1.

     If Tenant, with Landlord's consent, remains in possession of the Premises after expiration of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written 30-day notice at any time, by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the month-to-month tenancy. Tenant shall pay Base Monthly Rent in an amount equal to 115% of the Base Monthly Rent for the last full calendar month during the regular term plus 100% of said last month's estimate of Tenant's share of Expenses pursuant to Section 4.3(3) for the following three (3) months, and thereafter, Tenant shall pay 150% of the Monthly Base Rent plus Expenses.

26.1 LIMITATION OF LIABILITY.

     In consideration of the benefits accruing hereunder, Tenant agrees that, regarding any claim against Landlord and/or any other Protected Party, including in the event of any actual or alleged failure, breach or default by Landlord:

     a. The sole and exclusive remedy of Tenant shall be against the interest of Landlord in the Project, and neither Landlord nor any other Protected Party shall have any other liability whatsoever.

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     b.   If Landlord is a partnership, the following provisions of this Item b.
          shall also apply: (i) No partner of Landlord shall be sued or named as a party in any suit or action; (ii) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership); (iii) No partner of Landlord shall be required to answer or otherwise plead to any service or process; (iv) No judgment may be taken against any partner of Landlord; (v) Any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing; and (vi) No writ of execution will ever be levied against the assets of any partner of Landlord.

     c. These covenants and agreements contained in this Section are enforceable both by Landlord and also by any other Protected Party.

     d. Tenant agrees that each of the foregoing provisions shall be applicable to any and all liabilities, claims and causes of action whatsoever, including those based on any provision of this Lease, any implied covenant, and/or any statute or common law principle.

27.1 MISCELLANEOUS PROVISIONS.

     (1) Time of Essence. Time is of the essence of each provision of this Lease.

     (2) Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 18.1 herein.

     (3) Landlord's Consent. Any consent required by Landlord under this Lease must be granted in writing. No such consent shall be unreasonably withheld, but any consent may be issued subject to reasonable conditions. As a condition to any consent, Landlord may require that any other party or parties with a right of consent issue such consent on terms acceptable to Landlord.

     (4) Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1.1, who shall be compensated by Landlord.

     (5) Other Charges. If Landlord becomes a party to any litigation concerning this Lease, the Premises or the Project, by reason of any act or omission of Tenant or any agent, guest or invitee of Tenant, Tenant shall be liable to Landlord for all attorneys fees and costs incurred by Landlord in connection with such litigation, including any appeal or review.

          In the event of litigation between Tenant and Landlord and/or any other Protected Party, the prevailing party shall be entitled to recover from the losing party all costs and attorneys fees incurred both at and in preparation for trial and any appeal or review.

     (6) Landlord's Successors. In the event of a sale or conveyance by Landlord of the Project or a portion thereof including the Premises, or of Landlord's interest in the foregoing, the same shall operate to release Landlord from any liability under this Lease which arises out of obligations accruing or to be performed after the date of such sale or conveyance and in such event Landlord's successor in interest shall be solely responsible for all such obligations of Landlord under this Lease.

     (7) Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Tenant, the obligations imposed upon Tenant shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

     (8) Third Parties. The Protected Parties shall have the right to enforce the provisions of this Lease which reference them. Except for the foregoing, there are no third parties benefitted hereby, this Lease being intended solely for the benefit of Landlord and Tenant. Notwithstanding the foregoing, the beneficiary under a trust deed, or a mortgagee, holding a security interest in the Project shall be a third party beneficiary of the Tenant's obligations set forth in Sections 22.1 and 28 hereof and shall have the right to enforce such provisions.

     (9) Survival. The release and indemnity covenants of Tenant, the right of Landlord to enforce its remedies hereunder, the attorneys fees provisions hereof, the provisions of Section 26.1 hereof, as well as all provisions of this Lease which contemplate performance after the expiration or termination hereof or the termination of Tenant's right to possession hereunder, shall survive any such expiration or termination.

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28.1 EMISSIONS.

     Tenant shall not:

     a. Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which matter, as reasonably determined by Lessor or any governmental entity, does, or may, pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect the (1) health or safety of persons, wherever located, whether on the Premises or anywhere else, (2) condition, use or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or (3) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas;

     b. Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises.

     c. Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises; or which will create a nuisance or violate any Law, rule, regulation or requirement;

     d. Create, or permit to be created, any ground vibration that is discernible outside the Premises;

     e. Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, on or about the Premises, or anywhere else.

28.2 STORAGE AND USE.

     (1) Storage. Subject to the uses permitted and prohibited to Tenant under this lease, Tenant shall store in appropriate leak proof containers all solid, liquid, or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may (1) pollute or contaminate the same, or (2) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else, or (iii) Premises or any of the improvements thereto or thereon.

     (2) Use. In addition, without Landlord's prior written consent, Tenant shall not use, store or permit to remain on the Premises any solid, liquid or gaseous matter which is, or may become, radioactive. If Landlord does give its consent, Tenant shall store the materials in such a manner that no radioactivity will be detectable outside a designated storage area and Tenant shall use the materials in such a manner that (1) no real or personal property outside the designated storage area shall become contaminated thereby or (2) there are and shall be no adverse effects on the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property thereon or therein, or (iii) Premises or any of the improvements thereto or thereon.

28.3 DISPOSAL OF WASTE.

     (1) Refuse Disposal. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for the storage or disposal of such materials in a clean and sanitary condition.

     (2) Sewage Disposal. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage system (1) for the disposal of anything except sanitary sewage or (2) in excess of the lesser of the amount
          (a) reasonably contemplated by the uses permitted under this Lease or
          (b) permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

     (3) Disposal of Other Waste. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the (1) health or safety of persons, wherever located, whether on the Premises or elsewhere,
          (2) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (3) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

28.4 COMPLIANCE WITH LAW.

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     Notwithstanding any other provision in the Lease to the contrary, Tenant shall comply with all Laws in complying with its obligations under this Lease, and in particular, Laws relating to the storage, use and disposal of hazardous or toxic matter.

28.5 INDEMNIFICATION.

     Tenant shall defend, indemnify and hold Landlord, the other Protected Parties, the Project and the beneficiary under a trust deed, or mortgagee, holding a security interest in the Project harmless from any loss, claim, liability or expense, including, without limitation, attorneys fees and costs, at trial and/or on appeal and review, arising out of or in connection with its failure to observe or comply with the provisions of this Section 28. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Tenant's right of possession and be fully enforceable thereafter.

28.5 INDEMNIFICATION.

     Tenant shall defend, indemnify and hold Landlord, the other Protected Parties, the Project and the beneficiary under a trust deed, or mortgagee, holding a security interest in the Project harmless from any loss, claim, liability or expense, including, without limitation, attorneys fees and costs, at trial and/or on appeal and review, arising out of or in connection with its failure to observe or comply with the provisions of this Section 28. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Tenant's right of possession and be fully enforceable thereafter.

28.6 ADDITIONAL PROVISIONS.

     The following covenants and agreements shall in no way diminish or limit the foregoing provisions of this Section 28. No use may be made of, on or from the Premises relating to the handling, storage, disposal, transportation, or discharge of Hazardous Substances (as defined below). All of such use which does occur shall be in strict conformance with all Laws. Tenant shall give prior written notice to Landlord of any use, whether incidental or otherwise, of Hazardous Substances on the Premises, or of any notice of any violation of any Law with respect to such use. Landlord and any ground lessor or master lessor of the Premises and/or the Project shall have the right to request and to receive information with respect to use of Hazardous Substances on the Premises in writing.

     In addition to the indemnity obligations contained elsewhere herein, Tenant shall indemnify, defend and hold harmless Landlord, the other Protected Parties, the Premises, the Project, and the beneficiary under a trust deed, or a mortgagee, holding a security interest in the Project, from and against all claims, losses, damages, costs, response costs and expenses, liabilities, and other expenses caused by, arising out of, or in connection with, the generation, release, handling, storage, discharge, transportation, deposit or disposal in, on, under or about the Premises by Tenant or any of Tenant's Agents of the following (collectively referred to as "Hazardous Substances"); hazardous materials, hazardous substances, toxic wastes, toxic substances, pollutants, petroleum products, underground tanks, oils, pollution, asbestos, PCB's, materials, or contaminants, as those terms are commonly used or as defined by federal, state, and/or local law or regulation related to protection of health or the environment, including but not limited to, the Resource Conservation and Recovery Act
     (RCRA) (42 U.S.C. Section 6901 ET SEQ.); the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) (42 U.S.C. Section 9601, ET SEQ.); the Toxic Substances Control Act (15 U.S.C. Section 2601, ET SEQ.); the Clean Water Act (33 U.S.C. Section 1251, ET SEQ.); the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.); and ORS Chapters 453, 465 and 466 as any of same may be amended from time to time, and/or by any rules and regulations promulgated thereunder. Such damages, costs, liabilities, and expenses shall include such as are claimed by any regulating and/or administering agency, any ground lessor or master lessor of the Project, the holder of any Mortgage or Deed of Trust on the Project, and/or any successor of the Landlord named herein. This indemnity shall include
     (a) claims of third parties, including governmental agencies, for damages, fines, penalties, response costs, monitoring costs, injunctive or other relief; (b) the costs, expenses or losses resulting from any injunctive relief, including preliminary or temporary injunctive relief; (c) the expenses, including fees of attorneys and experts, of reporting the existence of Hazardous Substances to an agency of the State of Oregon or of the United States as required by applicable laws and regulations; (d) any and all expenses or obligations, including attorney's and paralegal fees, incurred at, before and after any trial or appeal therefrom or review thereof, or an administrative proceeding or appeal therefrom or review thereof, whether or not taxable as costs, including, without limitation, attorney's fees, paralegal fees, witness fees (expert and otherwise), deposition costs, photocopying and telephone charges and other expenses related to the foregoing, all of which shall be paid by Tenant to Landlord when such expenses are accrued. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Tenant's right of possession and be fully enforceable thereafter.

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28.7 INFORMATION.

     Tenant shall provide Landlord with any and all information regarding Hazardous Substances in the Premises, including contemporaneous copies of all filings and reports to governmental entities, and any other information requested by Landlord. In the event of any accident, spill or other incident involving Hazardous Substances, Tenant shall immediately report the same to Landlord and supply Landlord with all information and reports with respect to the same. All information described herein shall be provided to Landlord regardless of any claim by Tenant that it is confidential or privileged.


SEE ATTACHED ADDENDUM FOR ADDITIONAL PROVISIONS



                    Tenant:       DEANCO ACA MANUFACTURING, INC.
                              -------------------------------------------------

                              -------------------------------------------------
                              By:
                                  ---------------------------------------------
                              Its:
                                  ---------------------------------------------


                    Landlord:     MURRAY CENTER VENTURE, a partnership
                              -------------------------------------------------

                              ASPEN BUD, L.L.C., a limited liability company, general partner

                              By:
                                  ---------------------------------------------
                              Its:
                                   --------------------------------------------

                              By:
                                  ---------------------------------------------
                              Its:
                                   --------------------------------------------

EXHIBITS

A - Premises
B - Project
D - Additional Space
E - Work Letter

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


           STANDARD ADDENDUM TO BOMA INDUSTRIAL/BUSINESS PARK LEASE

Landlord:  MURRAY CENTER VENTURE

Tenant:    DEANCO ACA MANUFACTURING, INC.

           THIS ADDENDUM ("Addendum") is made contemporaneously with and is a part of that certain BOMA Industrial/Business Park Lease dated June _____, 1995, between the above-named Landlord and the above-named Tenant for the Premises commonly known as first floor of Building 1, Murray Business Center, 3601 S.W. Murray Boulevard, Beaverton, Oregon. The defined, capitalized terms used and Section numbers in the Lease shall have the same meanings when used in this Addendum. In the event of any inconsistency between the provisions of this Addendum and the provisions of the Lease, the provisions of this Addendum shall govern the rights of the parties; provided, however, no provision of this Addendum, and no modification to the standard Lease, shall diminish the protection given to Landlord and the Protected Parties under
Section 26.1 of the Lease.

     1.1i BASE MONTHLY RENTAL:

       Months of Lease Term      Base Monthly Rental
     -----------------------    ---------------------
           0 to 1 1/2            $  0
          1 1/2 to 12            $ .48 per square foot
           13 to 24              $ .49 per square foot
           25 to 36              $ .50 per square foot
           37 to 48              $ .51 per square foot
           49 to 60              $ .52 per square foot
           61 to 72              $ .53 per square foot

If the Commencement Date is other than the first day of a calendar month, then rent for the first partial month (at $.48 per square foot) shall be paid on the Commencement Date and the above schedule will apply to the following 72 full calendar months.

     4.3  EXPENSES.  The following shall be added after the first paragraph of
                     Section 4.3:

          "Beginning on and as of the Commencement Date, Tenant shall pay to Landlord the Tenant's Share (defined below) of Expenses related to the Project.

          1. EXPENSES DEFINED. The term "Expenses" shall mean costs incurred by Landlord for common area utilities, property taxes and assessments, insurance, management fees, and maintenance (including landscape maintenance) related to the Project.

          2. TENANT'S SHARE. Tenant's Share of Expenses is defined as and shall be limited to (i) $.15 per rentable square foot per month during the calendar years 1995, 1996, and 1997 (prorated for any partial first month), and (ii) the $.15 per rentable square foot amount shall increase by four percent (4%) annually, commencing with the fourth year of the Lease term and continuing to increase each year thereafter until expiration or earlier termination of the Lease term.

          3. MONTHLY PAYMENT OF EXPENSES. Tenant shall pay to Landlord, monthly in advance, as additional rent, Tenant's Share of Expenses.

     8.1  SIGNAGE.  The following shall be added to the end of Section 8.1:

          "Provided that Tenant complies with the signage requirements of this
          Section 8.1 and obtains prior approval of Landlord and the City of Beaverton as to signage, Tenant shall be given a signage allowance of $1,000 for signage on the north and south side of the Building."

     12.1 MAINTENANCE RESPONSIBILITIES. The following shall be added to the end of Section 12.1:

          "Tenant shall be responsible for the cost of maintenance and repair of the exposed electrical system and of the heating, ventilating, and air conditioning ("HVAC") system servicing the Premises. In consultation with Tenant, Landlord shall arrange for a maintenance and repair service contract for the heating, ventilating, and air conditioning system, and all charges under such contract shall be reimbursed by Tenant to Landlord. Landlord shall have the right to cause all maintenance and repair work to be performed at Tenant's expense; provided, however, if the HVAC system requires replacement, Landlord shall amortize the cost of replacement as a capital expense over the useful life of the replacement under the Internal Revenue Code and its Regulations and shall pass through to Tenant annually only the amortized portion of such cost.

          Tenant shall arrange and pay for garbage service for the Premises. Tenant shall separately arrange for such janitorial services as Tenant requires.

          Landlord shall maintain in good condition and repair the structural elements of the building of which the Premises is a part ("Building") and the public and common areas of the Project, except for reasonable wear and tear; further, Landlord shall remedy any existing code violation regarding the Premises if properly required to do so by the enforcing authority other than due to other work being performed by Tenant. Landlord shall have no obligation to make repairs until a reasonable time after receipt of written notice from Tenant of the need for such repairs. In no event shall any payments owed by Tenant under the Lease be abated, nor shall Landlord have any liability for interruption or interference of Tenant's business, on account of Landlord's repairs or failure to make repairs hereunder."

     16.1 MAINTENANCE RESPONSIBILITIES. The following shall be added to the end of Section 16.1:

          "Notwithstanding any other provision of this Section 16.1, if damage or destruction to the Premises occurs, the repair cost of which is 50% or more of the replacement cost of the Premises immediately prior to such damage or destruction, then either Tenant or Landlord shall have the right to terminate this Lease upon written notice to the other party, which termination shall be effective thirty (30) days following the date of such damage or destruction."

     18.1 ASSIGNMENT OR SUBLEASE. The following shall be added after the first sentence of Section 18.1:

          "Landlord's prior written consent to an assignment shall not be unreasonably withheld following delivery to Landlord of all information requested by Landlord to evaluate a request for such consent, but may be issued subject to reasonable conditions; Landlord shall have the right to withhold consent to any assignment if Tenant fails to demonstrate that the proposed assignee will not have an adverse effect on operation of the Building and has sufficient financial strength to perform all obligations under this Lease. Notwithstanding the preceding sentence, Tenant shall have the right, upon prior written notice to Landlord and compliance with administrative conditions only (such as execution of an assumption agreement), (a) to assign Tenant's interest in this Lease to any affiliated company of Tenant or to any surviving entity under any merger, consolidation or reorganization of Tenant, so long as the net worth of Tenant's affiliated company or surviving entity is greater than or equal to Tenant's net worth at the time of the assignment, or
          (b) to sublet a portion of the Premises."

     22.1 SUBORDINATION; NONDISTURBANCE. The following shall be added after the first paragraph of Section 22.1:

          "With respect to mortgages or trust deeds entered into by Landlord after the execution of this Lease, Landlord shall request, but shall not be obligated to provide, a reasonable nondisturbance agreement from such lender that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in default hereunder and attorns to the record owner of the Premises."

     25.1 HOLDING OVER.  The following shall be added to the end of Section
25.1:

          "Notwithstanding any other provision of Section 25.1, Tenant may elect to hold over for 90 days after expiration of the Lease term at 115% of Base Monthly Rent then in effect during the last full calendar month of the Lease term."

     30.1 PARKING. Tenant shall endeavor to restrict its employees and visitors, at any one time, to no more than 118 parking spaces at the Project, provided that Tenant may use other available parking spaces in the Project on a nonexclusive, first-come, first-served basis, provided further that Tenant does not overburden the Project parking with usage beyond the 118 spaces limit and that Tenant is in full compliance with the Project parking rules and regulations established by Landlord.

     31.1 AMERICAN WITH DISABILITIES ACT ("A.D.A.").

          1. COMMON AREAS. Landlord agrees to adopt and to pursue a plan intended to comply with Landlord's reasonable interpretation of the A.D.A. as the same relates to the common areas of the Project. Notwithstanding the foregoing, if a modification of the common areas may be required under the A.D.A. by reason of a change in the particular uses of the Premises made by Tenant to other than general office use, Landlord shall have the right (but not the obligation), after consultation with the Tenant, to make such modification and to perform all work required by reason of such modification, and all costs incurred by Landlord in so doing shall be reimbursed by Tenant within ten (10) days following written notice from Landlord to Tenant.

          2. PREMISES. As a part of Landlord's initial improvement of the Premises for occupancy by Tenant, Landlord shall bring the Premises into compliance with the A.D.A. for general office use, as necessary to obtain all necessary building permits and the certificate of occupancy. Tenant acknowledges that
               (a) compliance of the Premises with the A.D.A. depends upon the location of specific use within the Premises, alterations which Tenant makes to the Premises, and changes to these factors over time, and (b) Tenant may have obligations under the A.D.A. as an employer which may differ from its obligations as the operator of the Premises. Tenant agrees, at its expense, to cause the Premises to comply with the A.D.A. in connection with changing uses and employer requirements. In connection with its installation of alterations subsequent to the Tenant Improvements (as defined in Section 33.1), Tenant shall comply with all requirements of the A.D.A. related to the alterations, including, but not limited to, any requirements to improve or modify other portions or aspects of the Premises in connection with or as a result of the alterations by Tenant, all at the expense of Tenant.

          3. INDEMNITY. Tenant shall forever defend, indemnify and hold Landlord (and the Protected Parties) harmless from any claim or cause of action and all related costs and expenses (including attorney fees incurred by or demanded from Landlord and/or the Protected Parties) arising out of or related to the failure of Tenant to perform any obligation under this Section 31.1.
               Subject to Section 26.1, Landlord shall perform its ADA obligations at its expense and shall indemnify Tenant against any third party claim as it relates to performance of such obligations or reimbursement for the cost of such performance.

          4. RELATION TO OTHER PROVISIONS. Nothing in this Section 31.1 shall expand the rights, nor limit the duties, of Tenant pursuant to any other Section of this Lease.

     32.1 BANKRUPTCY. In the event of any litigation or proceedings in Bankruptcy Court between Landlord and Tenant with regard to this Lease, including litigation or proceedings regarding issues which are unique to Bankruptcy law, the prevailing party shall be entitled to recover, in addition to all other sums and relief, its reasonable costs and attorney fees incurred at and in preparation for such litigation or proceedings.

     33.1 INITIAL TENANT IMPROVEMENTS. Landlord agrees to pay an amount equal to $10.00 per rentable square foot (based on the rentable square feet of the Premises identified in Section 1.1e), which amount totals $302,300 (the "Allowance"), toward reimbursing the cost of design and construction of the Tenant Improvements on the Premises on the terms set forth below (herein the "Cost"):

          1. TENANT IMPROVEMENTS. The Allowance shall only be used for Tenant Improvements to the Premises to be completed in the manner set forth in the Work Letter Agreement attached hereto as EXHIBIT E. The term "Tenant Improvements" shall have the meaning prescribed in paragraph 5(e) of the Work Letter Agreement. Completion of the Tenant Improvements shall be in the manner set forth in the Work Letter Agreement. The Cost shall include all reasonable costs and expenses incurred by Landlord that are actually paid to third parties in connection with the proper design and installation of the Tenant Improvements, including, without limitation, the costs of labor and materials, permit fees, architects fees, design and space planning fees, other professional fees, administrative and overhead costs, and all other costs and expenses relating thereto. However, any salaries and other compensation of Landlord's personnel or other general expenses of Landlord exceeding a 3% construction management fee, and any costs incurred by reason of delays not caused by Tenant or to correct defective designs or non-conforming work or construction relating to the Tenant Improvements shall not be included in Cost and shall be paid separately by Landlord. Any and all costs and expenses to complete the Tenant Improvements that alter the Premises from its current "AS IS" condition shall be applied against Cost, except for the following which shall be accomplished by Landlord at its sole expense: (a) costs incurred to cure existing A.D.A. violations in the Premises, to the extent such cure is required to obtain the certificate of occupancy and results in identifiable separate costs, (b) costs associated with relocation of the Triquint electrical panel, (c) the cost of agreed modifications to the storefront, (d) expenses in excess of $5,000 for correction to the Premises arising out of or associated with existing building code violations that require change orders to make required corrections at this time, and
               (e) all Landlord's work described in subparagraph 33.1(5) below. Landlord agrees to provide a cost breakdown of the estimated hard and soft costs of the Tenant Improvements as soon as practicable.

          2. EXCESS COSTS; RENT CREDIT. If the Cost exceeds the Allowance, any excess shall be paid by Tenant to Landlord within ten days of written request by Landlord to Tenant and the Landlord shall have no liability to pay such excess. Tenant agrees to indemnify Landlord for any claim by a third party with respect to Cost of Tenant Improvements exceeding the Allowance and for which Tenant is obligated to pay under the Lease or Work Letter Agreement. If the Cost of the Tenant Improvements is less than the Allowance, the difference shall be applied toward the Base Monthly Rental first coming due as a rent credit up to a maximum of $1.00 per square foot, or $30,230.

          3. ADDITIONAL TENANT IMPROVEMENT ALLOWANCE. In the event the Cost of the Tenant Improvements exceed $302,300, Tenant may elect, if Tenant is not then in default, to have Landlord establish an additional Tenant Improvement allowance not to exceed an amount equal to $3.00 per square foot (based on the square footage of the Premises identified in Section 1 of the Lease), which amount totals $90,690 (the "Additional Allowance"), to be used toward the Cost of the Tenant Improvements on the Premises. Tenant shall deliver written notice to Landlord of Tenant's intent to draw on the Additional Allowance. The Additional Allowance shall be used by Landlord for the Cost of the Tenant Improvements, but shall be reimbursed in full by the Tenant as additional rent by increasing the Base Monthly Rent for each of the 71 scheduled paying months of the term of this Lease by an amount which will fully amortize the sum so drawn (plus interest at 12% from each draw date, capitalized as of the commencement date), with interest at 12% per annum over such 71 months in equal payments.

          4. TENANT'S COMMUNICATIONS CONSULTANT. Tenant shall have the right to use its communications consultant in connection with the design and planning of the Tenant Improvements, provided, however, that any and all expense associated with such consultant shall be part of Cost.

          5. LANDLORD'S WORK. Landlord shall perform, at its expense, which shall not be part of Cost, the landscaping and exterior painting work as described in the Work Letter Agreement attached hereto as EXHIBIT E and all work excluded from Tenant Improvements Cost under subparagraph 33.1(1) above.

     34.1 COMMENCEMENT DATE. The term of this Lease is 72 full calendar months, plus any first partial month occurring if the Commencement Date is other than the first day of a calendar month. The "Commencement Date" of the term of this Lease shall be the earliest of (i) September 1, 1995 unless a non-Tenant Delay as defined in the Work Letter Agreement prevents Substantial Completion as defined in the Work Letter Agreement by such date, then the

Commencement Date shall mean (ii), (iii) or (iv) below, (ii) the date upon which Tenant occupies all or a part of the Premises for the conduct of its business, (iii) five (5) days after delivery of possession of the Premises by Landlord to Tenant, or (iv) five (5) days after the date upon which such delivery would have occurred but for Tenant Delays (as defined in the Work Letter Agreement).

     35.1 FIRST OPPORTUNITY TO LEASE. For purposes of this Section 35.1, the term "Additional Space" shall mean the rentable space of the Building contiguous to the Premises which is designated as Additional Space on EXHIBIT D attached hereto. Tenant shall have a first opportunity to lease the Additional Space when the existing lessee of the same vacates the Additional Space and Landlord determines that it is available for lease, on the following terms.

          1. Provided that Tenant is not otherwise in default under the Lease, Tenant shall have the opportunity to exercise its first opportunity to lease the Additional Space at any time during the Lease term. If Landlord receives a written offer to lease from a third party prospective tenant or intends to make an offer to lease the Additional Space to such third party prospective tenant, for a term and financial consideration which Landlord would be willing to accept to lease all or a portion of the Additional Space (collectively, an "Offer"), Landlord shall communicate the Offer to Tenant in writing. Since a third party may be willing to lease the Additional Space as part of a larger space or for a fixed term expiring after the term of this Lease, Landlord's notice shall specify that Tenant may accept the Offer to lease the Additional Space or applicable portion only on such basis and with an extension of the term of this Lease to match such lengthier term.

          2. Tenant shall have until 5 p.m. on the fourth (4th) business day following receipt of Landlord's notice of the Offer to execute a lease or an addendum hereto for the Additional Space (or the applicable portion thereof) on the terms set forth in Landlord's Offer and otherwise on the terms of this Lease; provided, however, Sections 33, 34 and 39 shall not apply to the Additional Space.

          3. Should Tenant fail to execute such a lease or addendum regarding the Additional Space, or otherwise indicate rejection of Landlord's notice of the Offer, Landlord may execute a lease with the intended third party (or its assignee or designee) on substantially the same terms offered to Tenant. If a lease with the third party (or its assignee or designee) is signed, this first opportunity to lease shall again apply when such third party lessee vacates its space and Landlord determines that the same is again available for lease. Tenant's first opportunity shall be subordinate to any renewal or expansion rights granted to such third party lessee.

     36.1 HAZARDOUS SUBSTANCES. In the event the Premises are or become contaminated by Hazardous Substances not brought onto the Premises by Tenant or an agent of Tenant, then, subject to Section 26.1, Landlord (a) shall conduct any legally required remediation at its expense, and (b) shall defend and indemnify Tenant regarding any third party claim against Tenant to require performance of such remediation or seeking reimbursement for the costs of such remediation.

     37.1 QUIET ENJOYMENT. Landlord covenants and agrees that Tenant, upon making all of Tenant's payments of rent when due under the Lease and upon performing Tenant's covenants, agreements and conditions of this Lease, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term of this Lease without hindrance from Landlord, subject to the terms and provisions of this Lease.

     38.1 ENERGY CREDITS. Tenant shall have the right to apply for and to receive any energy rebates or credits resulting from energy-related tenant improvements, including, for example, T-8 lighting fluorescent lights and HVAC economizers.

          IN WITNESS WHEREOF, this Addendum has been executed this _____ day of June 1995.

         Landlord:              MURRAY CENTER VENTURE, a partnership

                                By: ASPEN BUD, L.L.C., a limited liability
                                    company, a general partner

                                By:
                                   --------------------------------------------
                                Its:
                                   --------------------------------------------

         Tenant:                DEANCO ACA MANUFACTURING, INC.

                                By:
                                   --------------------------------------------
                                Its:
                                   --------------------------------------------

                                   EXHIBIT E

                             WORK LETTER AGREEMENT


          THIS WORK LETTER AGREEMENT ("Agreement") is being entered into as of June _____, 1995, by and between MURRAY CENTER VENTURE, a partnership ("Landlord"), and DEANCO ACA MANUFACTURING, INC. ("Tenant"), in connection with the Lease between Landlord and Tenant dated June _____, 1995 ("Lease"), and the parties hereto agree as follows:

     I.   GENERAL.

          A. The purpose of this Agreement is to set forth how the Tenant Improvements (as defined in paragraph 5(e) herein) to the Premises are to be constructed, who will do the construction of the Tenant Improvements, who will pay for the construction of the Tenant Improvements, and the time schedule for completion of the construction of the Tenant Improvements.

          B. Except as defined in this Agreement to the contrary, all terms utilized in this Agreement shall have the same meaning as the defined terms in the Lease.

          C. The provisions of the Lease, except where clearly inconsistent or inapplicable to this Agreement, are incorporated into this Agreement.

          D. Except as provided in this Lease, Tenant accepts the Premises in its "as is" condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease.

     II. COMMENCEMENT DATE. The Commencement Date shall be determined in accordance with Section 34.1 of the Lease.

     III. DELIVERY OF PREMISES. Landlord shall deliver the Premises to Tenant upon Substantial Completion (as defined in paragraph 8 below) of the Tenant Improvements.

     IV. SELECTION OF DESIGNER/ARCHITECT. The plans and working drawings for the Tenant Improvements have been prepared by a designer or architect, selected by Landlord (the "Designer").

     V. COMPLETION OF PLANS; CONSTRUCTION SCHEDULE. In consultation with Tenant and Landlord, the Designer has prepared the "Plans" which are listed on Schedule 1 hereto. Also attached as part of Schedule 1 is an estimated cost breakdown of the work contemplated by the Plans.

          A.   [Intentionally Omitted]

          B.   [Intentionally Omitted]

          C.   [Intentionally Omitted]

          D.   [Intentionally Omitted]

          E. The term "Tenant Improvements" shall mean all improvements shown on the Plans.

          F.   [Intentionally Omitted]

          G.   [Intentionally Omitted]

          H. The term "Tenant Delay" as used in the Lease and this Agreement shall mean any delay that Landlord may encounter in the performance of Landlord's obligations hereunder or under the Lease because of any act or omission of any nature by Tenant or its agents or contractors, which actually delays completion of the Tenant Improvements according to the world schedule, including any: 1. delay attributable to changes in or additions to the Plans or to the Tenant Improvements requested by Tenant; 2. delay attributable to the postponement of any Tenant Improvements at the request of Tenant or selection of an alternate Contractor; 3. delay by Tenant in the submission of information or the giving of authorizations or approvals within the time limits set forth in this Agreement; and 4. delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to this Agreement, BUT EXCLUDING, 5. any delays caused by design or construction deficiencies not solely attributable to Tenant. Tenant shall pay all actual costs and expenses incurred by Landlord which result from any Tenant Delay, including, without limitation, any actual costs and expenses attributable to increases in the cost of labor or materials. All dates by which Landlord is to perform its obligations hereunder shall be extended by the number of days of Tenant Delays caused by events or circumstances beyond Landlord's reasonable control; provided, Landlord shall be deemed to have completed any obligation on the date that completion would have occurred absent Tenant Delay.

          I. Tenant shall be entitled to enter onto the Premises during completion of the Tenant Improvements for the purposes of installing Tenant's fixtures and equipment (or storing such fixtures and equipment) prior to the Commencement Date so long as Tenant's actions do not unreasonably interfere with completion of the Tenant Improvements by Landlord's Contractor. Any such interference by Tenant shall constitute a Tenant Delay.

     VI. SELECTION OF CONTRACTOR. Landlord's contractor or a contractor acceptable to Landlord shall be the contractor (the "Contractor") selected to complete the Tenant Improvements. Landlord shall endeavor to instruct the Contractor to use competitive bidding for completion of the Tenant Improvements. Tenant shall have the right to approve the Contractor prior to commencement of the Tenant Improvements, and may give written notice to Landlord of its disapproval of the Contractor; provided, at such time of disapproval Tenant provides Landlord with the names and bids of at least two alternate contractors, selected by Tenant for Landlord's approval, to replace the Contractor. Thereafter, Landlord and Tenant mutually agree to select an alternate Contractor to complete the Tenant Improvements.

     VII. CONSTRUCTION OF TENANT IMPROVEMENTS. As soon as practical after approval of the Plans and selection of the Contractor, Landlord shall make arrangements to construct, consistent with industry custom and practice, the Tenant Improvements indicated on the Plans. Landlord shall instruct the Contractor to build the Tenant Improvements as soon as reasonably possible at Tenant's cost and expense, subject to Tenant's ability to first utilize the Allowance (as defined in the Lease) to pay for the costs of the Tenant Improvement construction, and provided that Landlord shall complete, at its expense, the landscaping and exterior painting (the "Landlord's Work") as set forth in the Plans. Landlord will pay the Allowance toward the cost of the design and construction of the Tenant Improvements. If the cost of the Tenant Improvements exceeds the Allowance, the difference shall be paid by Tenant to Landlord at the time the construction contract is signed or as provided below in the event of a change order.

          A. CHANGE ORDERS. If Tenant requests any changes to the Plans, Landlord shall not unreasonably withhold its consent to any requested changes, provided that the changes do not adversely affect the Building's structure, systems equipment, security system or appearance, but if such changes increase the total cost of the Tenant Improvements shown on the Plans above the Allowance, Tenant shall pay such increased costs to Landlord at the time the request is approved by Landlord (the "Increased Costs"), provided, however, that Tenant shall have no responsibility to pay for changes arising out of design deficiencies relating to the Tenant Improvements. The Increased Costs shall be a. the amount of money Landlord has to pay to cause the Tenant Improvements, as reflected by the revised Plans, to be constructed, which amount exceeds the original contract price that was to be paid if no changes had been made to the Plans (the "Differential"), plus b. an amount equal to three percent (3%) of the Differential to compensate Landlord for its time and efforts in connection with such changes.

          B. MATERIALS. Whenever possible and practical, Landlord will utilize, for the construction of the Tenant Improvements, the items and materials designated in the Plans. However, whenever Landlord determines in its judgment that it is not practical or efficient to use such materials, Landlord shall have the right, upon receipt of Tenant's consent, not unreasonably withheld or delayed, to substitute comparable items and materials. If Tenant refuses to grant such consent, and Landlord is delayed in completing the Tenant Improvements because of Tenant's failure to permit the substitution of comparable items and materials, such delay shall constitute a Tenant Delay.

          C. COMPLIANCE WITH CODE. Landlord shall construct the Tenant Improvements in compliance with all applicable laws, regulations and building code requirements.

          D. LATENT DEFECTS. Landlord shall be responsible for any latent defects and construction defects in connection with the Tenant Improvements. For the purposes of this subparagraph (d), "latent defects" shall mean items not in compliance with the applicable code which are required to be brought into compliance with such code, but which items can only be discerned by destructive testing or expert examination (i.e., would not be apparent upon nominal visual inspection).

     VIII. SUBSTANTIALLY COMPLETE. Landlord's obligation regarding the Tenant Improvements is to substantially complete the same in substantial conformity with the Plans. The term "Substantial Completion" means that Landlord has so completed the Tenant

Improvements, that Landlord has obtained a temporary certificate of occupancy from the appropriate municipal authorities (with a copy delivered to Tenant) and that Tenant may use the Premises for their intended legal purpose, notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use of the Premises remain to be performed (items normally referred to as "Punch List" items). Substantial Completion of the Premises shall be deemed to have occurred even though certain portions of the Premises, which do not interfere with Tenant's efficient conduct of its business, have not been fully completed, and even though Tenant's furniture, telephones, telexes, telecopiers, photocopy machines, computers and other business machines or equipment have not been installed, the purchase and installation of which shall be Tenant's sole responsibility. Landlord shall cause the Punch List items to be corrected as soon as reasonably possible and practical after Substantial Completion.

          A. VARIANCE FROM PLANS. Landlord shall have the right to cause the work to vary from the Plans when required by law, permit, or site conditions. Landlord shall bear any cost associated with such variance to the extent that such costs arise out of any deficient design or construction of the Tenant Improvements.

          IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above

              Landlord:         MURRAY CENTER VENTURE, a partnership

                                By: ASPEN BUD, L.L.C., a limited liability
                                    company, a general partner

                                By:
                                    -------------------------------------------
                                Its:
                                    -------------------------------------------

              Tenant:           DEANCO ACA MANUFACTURING, INC.

                                By:
                                    -------------------------------------------
                                Its:
                                    -------------------------------------------

                                   EXHIBIT A

                                      MAP

                                   EXHIBIT B

                                      MAP

                                   EXHIBIT D

                                      MAP

                      SCHEDULE 1 TO WORK LETTER AGREEMENT

                                    DEANCO

                        LIST of CONSTRUCTION DOCUMENTS


     Plans prepared by The Wasserberger Benson Partnership Architects PC identified as follows:

        A-1   Floor Plans                                 Dated 06/02/95
        A-2   Toilet Room Plans, Canopy and Schedules     Dated 06/02/95
        A-3   Reflected Ceiling Plans                     Dated 06/02/95


IX.  Plans prepared by T.M. Rippey Consulting Engineers identified as follows:
        S-1   Structural Plans and Details                Dated 06/02/95

X. Specifications prepared by The Wasserberger Benson Partnership Architects PC identified as follows:

        DEANCO Specifications           Pages 1-5         Dated 06/02/95

                                   EXHIBIT 1

        ESTIMATED COST BREAKDOWN OF THE WORK CONTEMPLATED BY THE PLANS


                      Schedule 1 to Work Letter Agreement
                                  Page 1 of 2


                            MURRAY BUSINESS CENTER

                                Project Deanco

                       Final Cost On Tenant Improvements


                     Summit Construction          $273,805
                     Architect                      12,124
                     Energy Management               5,950
                     Heating Equipment Repair        9,728
                     Misc. Demo                      1,500
                     Contingencies                   5,000
                     New Electric Service            5,121
                                                  --------
                                                  $313,228
                     3% Construction Mgmt. Fee       9,396
                                                  --------
                                  Total           $322,624


                                    1 of 2

June 19, 1995

Ed Strandberg
3601 Murray Road
Beaverton, Oregon 97005

Re:  DEANCO Tenant Improvement

Ed,

We are pleased to submit the following revised comparison for your review.

                                                   ORIGINAL     REVISED
       Demo                                      $ 26,560.00  $ 26,560.00
       Site work                                    2,500.00         0.00
       Concrete                                     4,924.00     6,364.00
       Cabinetry                                    5,190.00     3,270.00
       Doors/Windows                               11,300.00    10,259.00
       Walls/Ceilings**                            70,942.00    61,546.00
       Paint                                        7,301.00     7,187.00
       Floor covering                              34,189.00    34,189.00
       Ceilings                                      Above        Above
       Specialties                                  2,335.00     2,335.00
       Mechanical                                  24,200.00    24,200.00
       Electrical*                                 25,869.00    28,437.00
       Fence                                        2,870.00     4,147.00
       Overhead door                                2,130.00     1,065.00
       Metal canopies (2)***                        2,400.00     1,404.00
       Entry additional                                 0.00     2,500.00
       Structural steel entry                           0.00     2,640.00
       Plywood wainscot; stock rm                       0.00       698.00
       Plumbing                                     8,440.00     7,850.00
       Fire sprinklers                                  0.00     8,130.00
       Smoke alarm system                               0.00     6,565.00
       Permits                                      2,805.00     2,805.00
       General conditions                          11,392.00    11,392.00
                                                 -----------  -----------
                                                 $245,347.00  $253,523.00
       P & O                                       16,100.00    20,282.00
                                                 -----------  -----------
       TOTAL                                     $261,447.00  $273,805.00
                                                 -----------  -----------
                                                 -----------  -----------

    * Electrical fixture moves above 143 fixtures O T & M.
   ** Ceiling in office area to be repaired only, not complete re-tile O T & M. *** Pioneer stock 35" x 12' door covers.


                                    2 of 2

                      ATTACHMENT TO WORK LETTER AGREEMENT


     Attached are three pages generally depicting some exterior/outdoor work to be performed to all or part of the Project at the expense of Landlord and a memorandum dated May 12, 1995 providing an overview of the work (the time frames in the memorandum are to be disregarded). The costs and expenses of the exterior/outdoor work are not included in "Cost" and are not charged against the Allowance. The actual exterior/outdoor work to be performed by Landlord will be detailed on plans and specifications to be prepared at a later time; Landlord shall substantially complete the work shown on such plans and specifications by June 1, 1996. The creation of plans and specifications for the outdoor/exterior work and the performance of such work are not conditions to occupancy of the Premises and commencement of the Lease, it being agreed that Landlord shall perform such work so that the same is substantially completed by June 1, 1996.